                                                                   EXHIBIT 10(c)



          Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act or an opinion of counsel to the effect that such registration is not required.

                            UNITED RENTALS, INC.

          WARRANT

          DATED:                _______

          Number of Shares:     _______

          Holder:               [Name]

          Address:              c/o United Rentals, Inc.
                                Four Greenwich Office Park
                                Greenwich, Connecticut  06830

          _______________________________

          1. THIS CERTIFIES THAT the Holder is entitled to purchase from UNITED RENTALS, INC., a Delaware corporation (hereinafter called the "Company"), the number of shares of the Company's common stock ("Common Stock") set forth above, at an exercise price equal to $10.00. This Warrant may be exercised in whole or in part at any time prior to expiration.

          2. All rights granted under this Warrant shall expire on September 12, 2007.

          3. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") or if the Company has received from counsel to the Company a written opinion to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion. TRANSFER OF THIS WARRANT OR THE UNDERLYING SHARES IS ALSO RESTRICTED UNDER THE TERMS OF A PRIVATE PLACEMENT PURCHASE AGREEMENT DATED OF EVEN DATE HEREWITH. The Warrant and the Underlying Shares shall be appropriately legended to reflect these restrictions and stop transfer instructions shall apply.

          4. Any permitted assignment of this Warrant shall be effected by the Holder by (i) executing a standard form of assignment (which the Company will provide), (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Company referred to above; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

          5. The term "Holder" should be deemed to include any permitted record transferee of this Warrant.

          6. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

          7. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

          8. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

          9. The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant (with a standard purchase form, which the Company will provide, properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Shares are being acquired by the Holder for investment and not with a view to their distribution or resale.

10. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. The federal and state courts in Delaware shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances well as other remedies.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers under Its corporate seal, and to be dated as of the date set forth above.

        UNITED RENTALS, INC.



        By
          -------------------------
          John Milne, Vice Chairman





                                       2